Exhibit 4.1

THIS DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S AND/OR REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S AND/OR REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.  FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

DEBENTURE

TUCANA LITHIUM CORP.

10% Convertible Debenture

Due May 15, 2012

No. 01	Up to $150,000

This Debenture is issued by Tucana Lithium Corp. (the “Company”), to Alain Champagne (together with his permitted successors and assigns, the “Holder”) located at 303-4584 St-Denis Street, Montreal, PQ, H2J-2L3 pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I.

Section 1.01           Principal and Interest.  For value received, the Company hereby promises to pay to the order of Holder in lawful money of the United States of America and in immediately available funds the principal sum as set forth on Exhibit A attached hereto, payable as set forth below (the “Maximum Principal Amount”), together with interest on the unpaid principal of this Debenture at the rate of ten percent (10%) per year (computed on the basis of the 365-day year and the actual days elapsed) from the date of this Debenture until paid.   In the event that this debenture is not paid in full on or before twelve (12) months after the execution hereof, at the Holder’s option, the entire principal amount and all accrued interest shall be either (a) paid to the Holder on or before the due date of this Debenture or (b) converted in accordance with Section 1.02 herein.

Section 1.02           Optional Conversion.  The Holder is entitled, at its option, to convert, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of this Debenture, plus accrued interest, into such number of fully paid and non-assessable shares of Common Stock (the "Conversion Rate") as is determined by dividing (x) that portion of the outstanding principal balance plus any accrued but unpaid interest under this Note as of such date that the Holder elects to convert by (y) the Conversion Price (“Conversion Shares”).  The Conversion Price is $0.15.  To convert this debenture, the Holder shall deliver written notice as provided in Exhibit B attached hereto (the “Conversion Notice”) thereof, such Conversion Notice containing such information necessary including amount of conversion and number of shares, to the Company at its address set forth herein.  The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice.  The Conversion Shares shall be delivered to the Holder at the address indicated herein.

Section 1.03           Reservation of Common Stock.  The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based on the Conversion Price.  If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty (60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

Section 1.04           Interest Payments.  The interest so payable will be paid at the time of maturity or conversion to the person in whose name this Debenture is registered.  At the time such interest is payable, the Company, in its sole discretion, may elect to pay interest in cash or in the form of Common Stock.  If paid in Common Stock, the amount of stock to be issued shall be calculated in accordance with the formula and procedure set forth in Section 1.02 above.

Section 1.05           Right of Redemption.  The Company shall have the right to redeem, with thirty (30) business days advance notice to the Holder, the Debenture in its sole discretion (“Right of Redemption“).  The redemption price shall be equal to 100% of the face amount of the Debenture redeemed plus all accrued interest (“Redemption Price“).

Section 1.06           Subordinated Nature of Debenture.  This Debenture and all payments hereon, including principal or interest, shall be subordinated and junior in right of payment to all accounts payable of the Company incurred in the ordinary course of business and/or bank debt of the Company.

Section 1.07           No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the conversion rights set forth herein above. With respect to any fraction of a share called for upon the exercise of any such conversion rights hereunder the Company, shall issue to the Holder one whole share of the Company Stock, in lieu of such fractional share.

ARTICLE II.

Section 2.01           Amendments and Waiver of Default.  The Debenture may be amended with the consent of Holder.  Without the consent of Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, to provide assumption of the Company obligations to the Holder or to make any change that does not adversely affect the rights of the Holder.

ARTICLE III.

Section 3.01           Events of Default.  An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within fifteen (15) days of the date of maturity of this Debenture; (b) failure by the Company for thirty (30) days after notice to it to comply with any of its other agreements in the Debenture; (c) events of bankruptcy or insolvency; (d) a breach by the Company of its obligations under the Registration Rights Agreement which is not cured by the Company within ten (10) days after receipt of written notice thereof.  The Holder may not enforce the Debenture except as provided herein.

Section 3.02           Transferability.  This Note and the shares of Common Stock purchasable upon exercise of the conversion provisions set forth in this Agreement have not been registered under the Securities Act of 1933, as amended (the “Act”), or under any state securities laws (the Act and such state laws being hereinafter sometimes referred to as the “Securities Laws”), and shall not be transferable except in compliance with such Securities Laws. Any purchaser of this Note or the shares of Common Stock purchasable upon the exercise of such conversion provisions of this Note will be deemed, by the acceptance of the transfer of such Note or shares, to represent that such purchaser (a) is acquiring such Note or shares for such purchaser’s own account, or for one or more fiduciary accounts as to which such purchaser has sole investment discretion, for investment, and not with a view to reselling, splitting, sharing or otherwise participating in a distribution thereof in violation of any Securities Laws, (b) understands that the effect of such representation is that such Note and shares must be held indefinitely unless subsequently registered under the applicable Securities Laws or an exemption from such registration is available at the time of any proposed sale or other transfer thereof, (c) understands that the Company is under no obligation to register such Note or shares for resale, and (d) is fully familiar with the circumstances under which such purchaser is required to hold such Note or shares and the limitations upon the transfer or other disposition thereof. The Holder, by acceptance hereof, agrees that each certificate for Common Stock initially issued upon the exercise of such conversion rights shall be imprinted with a legend in substantially the following form:

“The shares represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or under any state securities laws. Such securities may not be sold or transferred except pursuant to an effective registration statement under the Act and any applicable state securities laws or an opinion of counsel satisfactory to the Company that such registration is not required.”

Section 3.03           Holder Representations.  The Holder herein represents, warrants and agrees to and with the Company the following:

(a)           The Holder understands that the Company, in issuing this Note and the Common Stock upon exercise of the conversion rights contained in this Note, is and will be relying upon, among other things, the representations of Holder contained in this Note and the Subscription Agreement being simultaneously executed herewith.

(b)           The Holder is acquiring this Note and will acquire any Common Stock issued upon conversion of this Note for its own account, for investment, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Act.

(c)           Holder has made its own investment decision concerning this Note.  Holder has not received and has not and will not rely on, any representations, opinions or recommendations from the Company, or any of its representatives, concerning the investment by Holder in this Note, including without limitation, conversion of this Note into Common Stock.

(d)           Holder has received copies of, and reviewed, all documents and information which it requested relating to the Company.  Holder has had the opportunity to ask questions of, and receive answers from, the Company’s officers and other representatives, and Holder is satisfied with responses to all such questions.

(e)           The undersigned understands and acknowledges that (a) the Note and any  Common Stock issued upon conversion of this Note have not and will not be registered under the Securities Act, and may not be offered or sold in the United States or to, or for the account or benefit of, any “U.S. Person” (as defined in Regulation S), unless such Note and Common Stock issued upon conversion of this Note are registered under the Securities Act or such offer or sale is made pursuant to an exemption from the registration requirements of the Securities Act, and (b) the Note and any Common Stock issued upon conversion of this Note are being offered and sold pursuant to the terms of Regulation S under the Securities Act, which permits securities to be sold to Non-U.S. Persons in “offshore transactions” (as defined in Regulation S), subject to certain terms and conditions.

(f)           Neither the undersigned nor such person or account is a U.S. Person.  The undersigned has executed this Note outside the United States.  The offer to the undersigned and sale of the Note and any Common Stock issued upon conversion of this Note has occurred outside the United States.

(g)           The undersigned understands that for a period of one year commencing on the date of sale to the undersigned (the “Restricted Period”), the undersigned shall not engage in any activity for the purpose of, or which may reasonably be expected to have the effect of, conditioning the market in the United States for the Note and any Common Stock issued upon conversion of this Note, or offer, sell or transfer the Note and any Common Stock issued upon conversion of this Note in the United States or to, or for the account or benefit of, a U.S. Person.

(h)           Unless registered under the Securities Act, any proposed offer, sale or transfer during the Restricted Period of the Note and any Common Stock issued upon conversion of this Note shall be subject to the condition that the undersigned must deliver to the Company (a) a written certification that neither record nor beneficial ownership of the Note and any Common Stock issued upon conversion of this Note has been offered or sold in the United States or to, or for the account or benefit of, any U.S. Person, (b) a written certification of the proposed transferee that such transferee (or any account for which such transferee is acquiring the Note and any Common Stock issued upon conversion of this Note) is not a U.S. Person, that such transferee is acquiring such Note and/or any Common Stock issued upon conversion of this Note for such transferee’s own account (or an account over which it has investment discretion), and that such transferee is knowledgeable of and agrees to be bound by the restrictions on re-sale set forth in this section and Regulation S during the Restricted Period, and (c) a written opinion of United States counsel, in form and substance satisfactory to the Company, to the effect that the offer, sale and transfer of such Note and any Common Stock issued upon conversion of this Note are exempt from registration under the Securities Act.

(i)           The undersigned will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) its rights under this Subscription Agreement or the Note and any Common Stock issued upon conversion of this Note otherwise than in compliance with the Securities Act, any applicable state securities or blue sky laws and any applicable securities laws of jurisdiction outside the United States, and the rules and regulations promulgated thereunder.

(j)           If the undersigned publicly re-offers all or any part of the Debenture in the United States, the undersigned (and/or certain persons who participate in any such re-offer) may be deemed, under certain circumstances, to be an “underwriter” as defined in Section 2(11) of the Securities Act.  If the undersigned plans to make any such re-offer, it will consult with its counsel prior to any such re-offer in order to determine its liabilities and obligations under this Subscription Agreement, the Securities Act and any applicable state securities or blue sky laws.

(k)           The undersigned’s overall commitment to investments which are not readily marketable is not disproportionate to the undersigned’s net worth and the undersigned’s investment in the Company will not cause such overall commitment to become excessive.  The undersigned has adequate net worth and means of providing for current needs and personal contingencies to sustain a complete loss of the undersigned’s investment in the Company, and the undersigned has no need for liquidity in this investment.

ARTICLE IV.

Section 4.01           Notice.  Notices regarding this debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company:	Tucana Lithium Corp.
3651 Lindell Rd, Suite #D155
Las Vegas, NV, 89103
Attention: Jordan Starkman

If to the Holder:	Alain Champagne
303-4584 St-Denis St.
Montreal, PQ, H2J-2L3

Section 4.02           Governing Law.  This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Nevada without giving effect to the principals of conflict of the laws thereof.  Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the District of the State of Nevada in connection with any dispute arising under this debenture and hereby waives, to the maximum extent permitted by law, any objection, including the objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 4.03           Severability.  The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force effect.

Section 4.04           Entire Agreement and Amendments.  Except to the extent this debenture is one of a series of five debentures being executed between Holder and Company, this Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 4.05           Counterparts.  This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute and instrument.

IN WITNESS WHEREOF, with the intent to legally bound hereby, the Company has executed this Debenture as of the date first written above.

Tucana Lithium Corp.

By:	/s/
Jordan Starkman
President and Chief Executive

EXHIBIT A

LOAN SCHEDULE
paid by Alain Champagne

DATE OF LOAN	PRINCIPAL AMOUNT
May 15, 2011.	$150,000

TOTAL	$150,000

EXHIBIT B

NOTICE OF HOLDER CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby elects to convert the attached Convertible Note into shares of common stock, $0.001 par value per share (the “Common Stock”), of Tucana Lithium Corp. (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

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Date to Effect Conversion

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Principal Amount of Convertible Note to be Converted

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Number of shares of Common Stock to be Issued

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Applicable Conversion Price

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Signature

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Name

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Social Security or other
Taxpayer Identifying Number

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Address